UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)
October 8, 2011
____________________________

PHOTOTRON HOLDINGS, INC.
(Exact name of registrant as specified in charter)

Delaware
(State or other Jurisdiction of Incorporation or Organization)

0-50385 (Commission File Number)		84-1588927 (IRS Employer Identification No.)
20259 Ventura Boulevard Woodland Hills, CA 91364 (Address of Principal Executive Offices and zip code)

(818) 992-0200
(Registrant’s telephone
number, including area code)

Catalyst Lighting Group, Inc.
1328 West Balboa Boulevard, Suite C
Newport Beach, CA 92661
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 8, 2011, the Registrant entered into a Senior Secured Promissory Note (the “Europa Note”) with Europa International, Inc., one of the Registrant’s stockholders (“Europa”), in the principal amount of $100,000.  The Europa Note bears interest at 12% per annum, matures on October 7, 2012 and is secured by all of the Registrant’s and the Registrant’s subsidiaries’ assets pursuant to that certain Security Agreement and that certain Intellectual Property Security Agreement, each dated October 8, 2011, among the Registrant, the Registrant’s subsidiaries and Europa.  In connection with the issuance of the Europa Note, the Registrant also issued to Europa a Common Stock Purchase Warrant to purchase 50,000 shares of the Registrant’s common stock, at a per share price of $0.10, with a term of five years.

On October 12, 2011, the Registrant also entered into a Senior Secured Promissory Note (the “W-Net Note” and together with the Europa Note, the “Notes”) with W-Net Fund I, L.P., one of the Registrant’s stockholders (“W-Net”), in the principal amount of $349,790.68.  The principal amount under the W-Net Note includes outstanding principal and interest under that certain Senior Secured Promissory Note issued by the Registrant to W-Net on August 23, 2011, which indebtedness has been converted into the W-Net Note.  The W-Net Note bears interest at 12% per annum, matures on October 11, 2012 and is secured by all of the Registrant’s and the Registrant’s subsidiaries’ assets pursuant to that certain Security Agreement and that certain Intellectual Property Security Agreement, each dated October 12, 2011, among the Registrant, the Registrant’s subsidiaries and W-Net.  In connection with the issuance of the W-Net Note, the Registrant also issued to W-Net a Common Stock Purchase Warrant to purchase 174,895 shares of the Registrant’s common stock, at a per share price of $0.10, with a term of five years.

The Registrant’s obligations under each Note will accelerate, upon written notice from the holder of the Note, upon a bankruptcy event with respect to the Registrant, any default in the Registrant’s payment obligations or the Registrant’s breach of any provision of any material agreement between the Registrant and the holder of the Note.  Upon an event of default, the Notes will bear interest at the rate of 15% per annum, compounded annually, and each Note holders may be entitled to foreclose on any of the Registrant’s or its subsidiaries’ assets or exercise other rights available to a secured creditor under California law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Phototron Holdings, Inc.

Date: October 13, 2011	By:	/s/ Brian B. Sagheb
Brian B. Sagheb Chief Executive Officer